Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

YTD & Fourth Quarter 2024 Results

Princeton, NJ, January 28, 2025 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations at and for the quarter and twelve-months ended December 31, 2024.

President/CEO Edward Dietzler commented, “We are proud to have completed our 17th year of operations with a successful performance. We completed the acquisition of Cornerstone Bank, continuing our long-term strategic plan of becoming the community bank of choice up and down the I-95 corridor. At December 31, 2024, the Bank entered a new milestone by exceeding $2.0 billion in assets, supported by growth in core loans and deposits while maintaining a strong capital position. The Bank remains well positioned to continue our conservative growth path with our experienced management team.”

The Company reported a net income of $5.2 million, or $0.75 per diluted common share, for the fourth quarter of 2024, compared to net loss of ($4.5) million, or ($0.68) per diluted common share, for the third quarter of 2024, and net income of $5.3 million, or $0.82 per diluted common share, for the fourth quarter of 2023. The increase in net income for the fourth quarter of 2024 when compared to the third quarter of 2024 was primarily due to a decrease of $7.4 million in non-interest expense, a decrease in the provision for credit losses of $4.2 million and an increase in net-interest income of $900 thousand, partially offset by an increase in income tax expense of $2.7 million. The variance in non-operating expenses was impacted by a one-time recorded charge in the third quarter of 2024 of $7.8 million in merger related expenses along with a $3.2 million provision for credit loss associated with the acquired non-purchase credit deteriorated loans related to the acquisition of Cornerstone Financial Corporation (“Cornerstone”). The decrease in net income for the fourth quarter of 2024 when compared to the fourth quarter of 2023 was primarily due to increases of $1.8 million and $598 thousand in non-interest expense and income tax expense, respectively, mostly offset by increases of $2.1 million and $248 thousand in net interest income after provision for loan losses and non-interest income, respectively.

Review of Statements of Financial Condition

Total assets were $2.34 billion at December 31, 2024, an increase of $423.7 million, or 22.11% when compared to $1.92 billion at the end of 2023. The primary reasons for the increase in total assets were the acquisition of Cornerstone on August 23, 2024, which had approximately $303.5 million in assets at closing, and increases from existing core operations. When looking at specific components of the balance sheet, including acquired assets, the Company recorded an increase in net loans of $270.5 million, an increase in investments of $155.8 million, an increase in other assets of $24.9 million and a decrease in cash and cash equivalents of approximately $33.2 million that was partially used to purchase investment securities. The increase in the Company’s net loans consisted of increases of $242.2 million in commercial real estate loans, $41.9 million in commercial and industrial loans, $30.0 million in residential mortgages, and $10.1 in home equity and consumer loans, all partially offset by a decrease of $53.0 million in construction loans.

Total deposits on December 31, 2024, increased $396.9 million, or 24.26%, when compared to December 31, 2023. The primary reasons for the increase in total deposits were the $282.8 million in deposits acquired from Cornerstone and an increase of $114.1 million from existing branch operations. The increase in the Company’s deposits consisted of increases in money market deposits of $136.5 million, certificates of deposit of $131.6 million, interest-bearing demand deposits of $52.6 million, non-interest-bearing deposits of $51.7 million, and savings deposits of $24.4 million.

Total stockholders’ equity at December 31, 2024, increased $21.8 million or 9.09% when compared to December 31, 2023. The increase was primarily due to the $21.6 million increase in paid-in capital which is primarily associated with the issuance of $20.0 million of common stock related to the acquisition of Cornerstone, an increase in retained earnings of $2.5 million, which consisted of $10.2 million in net income, partially offset by $7.7 million of cash dividends recorded during the period and partially offset by an increase in accumulated other comprehensive loss of $1.4 million. The ratio of equity to total assets at December 31, 2024 and at December 31, 2023 was 11.2% and 12.5%, respectively. The current period ratio decrease was primarily due to the Cornerstone acquisition.

Asset Quality

At December 31, 2024, non-performing assets totaled $27.1million, an increase of $20.4 million when compared to the amount at December 31, 2023. The increase was due to the delinquency of two commercial real estate loans totaling $25.4 million with collateral supporting each loan. The Company is a participant in these loans and is currently evaluating its options with the lead bank, including but not limited to placing the loans on the market for sale.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $18.0 million for the fourth quarter of 2024, compared to $17.1 million for the third quarter of 2024 and $16.0 million for the fourth quarter of 2023. The increase from the previous quarter was the result of an increase in interest income of $1.9 million, or 5.8%, partially offset by an increase in interest expense of $1.0 million, or 6.5%. The net interest margin for the fourth quarter of 2024 was 3.28%, a decrease by 13 basis points when compared to the third quarter of 2024, and a decrease by 27 basis points when compared to the fourth quarter of 2023. When comparing the two 2024 periods, the increase in interest expense and the decrease in net interest margin were primarily associated with an increase in total interest-bearing deposits of $164.6 million and partially offset by a 13-basis point decrease in the rate on such deposits. This resulted in a decrease in the Company’s cost of funds of 12 basis points. The increase in interest income for the fourth quarter was due to a $187.6 million increase in average interest-earning assets, partially offset by a 21-basis point decrease in the yield on interest-earning assets when compared to the third quarter of 2024.

When comparing the three-month periods ended December 31, 2024 and 2023, net-interest income increased by $2.0 million, which was primarily due to an increase in average interest-earning assets of $396.2 million and an increase of 2 basis points in the yield earned on interest-earning assets, partially offset by the increase in average interest-bearing deposits of $357.1 million and an increase of 26 basis points in the cost of funds.

For the year ended December 31, 2024, the Company recorded net income of $10.2 million, or $1.55 per diluted common share, compared to $25.8 million, or $4.03 per diluted common share, for the same period in 2023. This year-to-date decrease was primarily the result of a $9.7 bargain purchase gain which included a tax benefit of $2.0 million in 2023 from the Company’s acquisition of Noah Bank in May of that year, and the purchase accounting adjustments recorded in 2024 related to the Cornerstone acquisition, which included an increase of $2.0 million in the provision for credit losses when comparing both periods. For the year ended December 31, 2024, net interest income of $66.5 million increased $1.5 million, or 2.3%, compared to net interest income of $65.0 million for the year ended December 31, 2023. The increase from the previous year was the result of an increase in interest income of $24.8 million, or 25.2%, partially offset by an increase in interest expense of $23.3 million, or 70.1%.

The Company recorded a provision for credit losses of $440 thousand during the fourth quarter of 2024, which consisted of an increase in the required reserve for credit losses on loans in the amount of $543 thousand and a decrease in the reserve for unfunded liabilities of $103 thousand. The current quarters’ provision recorded on the Company’s statements of income was $4.2 million lower when compared to the provision for credit losses for the quarter ended September 30, 2024, most of which was primarily attributed to the acquisition of Cornerstone Bank. When comparing the three-month periods of December 31, 2024, and 2023, the provision for credit losses decreased $122 thousand. For the quarter ended December 31, 2024, the Company recorded charge-offs of $107 thousand and recoveries of $21 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.30% at December 31, 2024 and 1.19% at December 31, 2023.

Total non-interest income of $2.0 million for the fourth quarter of 2024 decreased $29 thousand or 1.4% when compared to the third quarter of 2024 and increased $248 thousand or 13.9% when compared to the quarter ended December 31, 2023. The increase over the prior year quarter was primarily due to an increase in other non-interest income of $143 thousand and an increase in income from bank owned life insurance of $104 thousand. For the year ended December 31, 2024, non-interest income decreased $9.0 million, or by 52.4%, primarily due to the $9.7 million bargain purchase gain from the Noah Bank acquisition, partially offset by an increase in other non-interest income of $646 thousand and an increase in income from bank owned life insurance of $380 thousand over the same period in 2023.

Total non-interest expense of $12.8 million for the fourth quarter of 2024 decreased $7.4 million, or 36.6%, when compared to the third quarter of 2024. This increase over the prior quarter was primarily due to the $7.8 million in merger costs associated with the Cornerstone acquisition recorded in the third quarter of 2024. Total non-interest expense for the fourth quarter of 2024 increased $1.8 million or 16.7% when compared to the fourth quarter of 2023.This increase was primarily related to the Cornerstone acquisition, as salaries and benefits expense increased by $484 thousand, occupancy and equipment expense increased by $392 thousand, data processing and communications expense increased by $192 thousand, professional fees increased by $370 thousand and core deposit intangible expense increased by $104 thousand. For the year ended December 31, 2024, non-interest expense was $56.8 million, compared to $48.7 million for 2023. The increase of $8.0 million was primarily attributed increases in salaries and employee benefits of $2.7 million, occupancy and equipment of $1.2 million, professional fees of $515 thousand, data processing and communications of $352 thousand, federal deposit insurance of $254 thousand and merger-related expenses of $2.2 million during 2024 over the same period in 2023. The Cornerstone acquisition caused a significant portion of such increases.

For the three-month period ended December 31, 2024, the Company recorded an income tax expense of $1.6 million, resulting in an effective tax rate of 23.4%, compared to an income tax benefit of $1.1 million resulting in an effective tax rate of (20.1)% for the three-month period ended September 30, 2024 and compared to an income tax expense of $1.0 million resulting in an effective tax rate of 15.9% for the three-month period ended December 31, 2023. For the year ending December 31, 2024, income tax expense was $2.6 million resulting in an effective tax rate of 20.1% compared to income tax expense of $4.6 million and an effective tax rate of 15.1% for the year ended December 31, 2023. This decrease was due to the income taxes on the $9.7 million non-taxable bargain purchase gain from the Noah Bank acquisition, recorded in the year end December 31, 2023, and an increase in 2024 merger related expenses of $2.2 million when comparing December 31, 2024, and 2023.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the integration of the businesses of the Company and Cornerstone Bank following the completion of the Transaction may be more difficult; the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2023, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

			December 31, 2024 vs December 31, 2023
	December 31,	December 31,
	2024	2023	$ Change	% Change
ASSETS
Cash and cash equivalents	$117,348	$150,557	$(33,209)	(22.06)%
Securities available-for-sale taxable	207,442	50,544	156,898	310.42
Securities available-for-sale tax-exempt	39,729	40,808	(1,079)	(2.64)
Securities held-to-maturity	161	193	(32)	(16.58)
Loans receivable, net of deferred loan fees	1,818,875	1,548,335	270,540	17.47
Allowance for credit losses	(23,657)	(18,492)	(5,165)	27.93
Goodwill	14,381	8,853	5,528	62.44
Core deposit intangible	3,632	1,422	2,210	155.41
Equity method investments	11,160	8,296	2,864	34.52
Other real estate owened	295	—	295	N/A
Other assets	150,867	125,981	24,886	19.75

TOTAL ASSETS	$2,340,233	$1,916,497	$423,736	22.11%

LIABILITIES
Non-interest checking	$300,972	$249,282	$51,690	20.74%
Interest checking	300,559	247,939	52,620	21.22
Savings	170,880	146,484	24,396	16.65
Money market	490,543	354,005	136,538	38.57
Time deposits over $250,000	208,858	150,113	58,745	39.13
Other time deposits	560,813	487,918	72,895	14.94

Total deposits	2,032,625	1,635,741	396,884	24.26
Borrowings	—	—	—	—
Other liabilities	45,568	40,545	5,023	12.39

TOTAL LIABILITIES	2,078,193	1,676,286	401,907	23.98

STOCKHOLDERS’ EQUITY
Paid-in capital	119,908	98,291	21,617	21.99
Treasury stock [1]	(842)	—	(842)	N/A
Retained earnings	151,915	149,414	2,501	1.67
Accumulated other comprehensive income (loss)	(8,941)	(7,494)	(1,447)	19.31

TOTAL STOCKHOLDERS’ EQUITY	262,040	240,211	21,829	9.09

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,340,233	$1,916,497	$423,736	22.11%

Book value per common share	$38.07	$38.04	$0.03	0.08%
Tangible book value per common share [2]	$35.45	$36.41	$(0.96)	(2.64)%

[1]	Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
[2]	Tangible book value per common share is a non-GAAP measure.

For more informaion, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at December 31, 2024 and December 31, 2023 were as follows:

	December 31, 2024	December 31, 2023
	(In thousands)
Commercial real estate	$1,385,085	$1,142,864
Commercial and industrial	92,857	50,961
Construction	257,169	310,187
Residential first-lien mortgages	68,030	38,040
Home equity / consumer	18,133	8,081

Total loans	1,821,274	1,550,133
Deferred fees and costs	(2,399)	(1,798)
Allowance for credit losses	(23,657)	(18,492)

Loans, net	$1,795,218	$1,529,843

The components of deposits at December 31, 2024 and December 31, 2023 were as follows:

	December 31. 2024	December 31, 2023
	(In thousands)
Demand, non-interest-bearing	$300,972	$249,282
Demand, interest-bearing	300,559	247,939
Savings	170,880	146,484
Money market	490,543	354,005
Time deposits	769,671	638,031

Total deposits	$2,032,625	$1,635,741

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$29,477	$24,364	$5,113	21.0%
Available-for-sale debt securities:
Taxable	2,090	412	1,678	407.3%
Tax-exempt	285	285	0	0.0%
Held-to-maturity debt securities	2	2	0	0.0%
Other interest and dividend income	1,806	2,491	(685)	-27.5%

Total interest and dividends	33,660	27,554	6,106	22.2%

Interest expense
Deposits	15,653	11,544	4,109	35.6%
Borrowings	—	—	0	N/A

Total interest expense	15,653	11,544	4,109	35.6%

Net interest income	18,007	16,010	1,997	12.5%
Provision for (reversal of) credit losses	440	562	(122)	-21.7%

Net interest income after provision for (reversal of) credit losses	17,567	15,448	2,119	13.7%

Non-interest income
Gain (Loss) on sale of securities available-for-sale, net	—	45	(45)	-100.0%
Income from bank-owned life insurance	481	377	104	27.6%
Fees and service charges	527	462	65	14.1%
Loan fees, including prepayment penalties	637	656	(19)	-2.9%
Other	382	239	143	59.8%

Total non-interest income	2,027	1,779	248	13.9%

Non-interest expense
Salaries and employee benefits	6,518	6,034	484	8.0%
Occupancy and equipment	2,241	1,849	392	21.2%
Professional fees	795	425	370	87.1%
Data processing and communications	1,358	1,166	192	16.5%
Federal deposit insurance	277	190	87	45.8%
Advertising and promotion	151	129	22	17.1%
Office expense	157	116	41	35.3%
Other real estate owned expense	14	—	14	100.0%
Core deposit intangible	228	124	104	83.9%
Other	1,034	916	118	12.9%

Total non-interest expense	12,773	10,949	1,824	16.7%

Income before income tax expense	6,821	6,278	543	8.6%
Income tax expense	1,594	996	598	60.0%

Net income	$5,227	$5,282	(55)	-1.0%

Net income per common share - basic	$0.76	$0.84	$(0.08)	-9.5%
Net income per common share - diluted	$0.75	$0.82	$(0.07)	-8.5%
Weighted average shares outstanding - basic	6,880	6,300	580	9.2%
Weighted average shares outstanding - diluted	6,984	6,414	570	8.9%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2024	September 30, 2024	$ Change	% Change
Interest and dividend income
Loans and fees	$29,477	$28,135	$1,342	4.8%
Available-for-sale debt securities:
Taxable	2,090	1,273	817	64.2%
Tax-exempt	285	285	0	0.0%
Held-to-maturity debt securities	2	2	0	0.0%
Other interest and dividend income	1,806	2,115	(309)	-14.6%

Total interest and dividends	33,660	31,810	1,850	5.8%

Interest expense
Deposits	15,653	14,701	952	6.5%
Borrowings	—	—	—	N/A

Total interest expense	15,653	14,701	952	6.5%

Net interest income	18,007	17,109	898	5.2%
Provision for (reversal of) credit losses	440	4,601	(4,161)	-90.4%

Net interest income after provision for (reversal of) credit losses	17,567	12,508	5,059	40.4%

Non-interest income
Gain on call/sale of securities available-for-sale	—	(7)	7	-100.0%
Income from bank-owned life insurance	481	423	58	13.7%
Fees and service charges	527	521	6	1.2%
Loan fees, including prepayment penalties	637	784	(147)	-18.8%
Other	382	335	47	14.0%

Total non-interest income	2,027	2,056	(29)	-1.4%

Non-interest expense
Salaries and employee benefits	6,518	6,556	(38)	-0.6%
Occupancy and equipment	2,241	2,087	154	7.4%
Professional fees	795	654	141	21.6%
Data processing and communications	1,358	1,456	(98)	-6.7%
Federal deposit insurance	277	316	(39)	-12.3%
Advertising and promotion	151	181	(30)	-16.6%
Office expense	157	190	(33)	-17.4%
Other real estate owned expense	14	—	14	100.0%
Core deposit intangible	228	143	85	59.4%
Merger-related expenses	—	7,803	(7,803)	-100.0%
Other	1,034	758	276	36.4%

Total non-interest expense	12,773	20,144	(7,371)	-36.6%

Income (loss) before income tax expense	6,821	(5,580)	12,401	222.2%
Income tax (benefit) expense	1,594	(1,124)	2,718	241.8%

Net (loss) income	$5,227	$(4,456)	$9,683	217.3%

Net (loss) income per common share - basic	$0.76	$(0.68)	$1.44	211.8%
Net (loss) income per common share - diluted	$0.75	$(0.68)	$1.43	210.3%
Weighted average shares outstanding - basic	6,880	6,573	307	4.7%
Weighted average shares outstanding - diluted	6,984	6,573	411	6.3%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Year ended
	December 31,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$108,586	$89,278	$19,308	21.6%
Available-for-sale debt securities:
Taxable	4,928	1,339	3,589	268.0%
Tax-exempt	1,142	1,138	4	0.4%
Held-to-maturity debt securities	9	10	(1)	-10.0%
Other interest and dividend income	8,281	6,415	1,866	29.1%

Total interest and dividends	122,946	98,180	24,766	25.2%

Interest expense
Deposits	56,414	33,046	23,368	70.7%
Borrowings	—	118	(118)	-100.0%

Total interest expense	56,414	33,164	23,250	70.1%

Net interest income	66,532	65,016	1,516	2.3%
Provision for credit losses	5,109	3,108	2,001	64.4%

Net interest income after provision for credit losses	61,423	61,908	(485)	-0.8%

Non-Interest income
(Loss) gain on sale of securities available-for-sale, net	(7)	39	(46)	-117.9%
Income from bank-owned life insurance	1,673	1,293	380	29.4%
Fees and service charges	1,945	1,853	92	5.0%
Loan fees, including prepayment penalties	3,082	3,221	(139)	-4.3%
Bargain purchase gain	—	9,696	(9,696)	-100.0%
Gain on sale of other real estate owned	—	203	(203)	-100.0%
Other	1,462	816	646	79.2%

Total non-interest income	8,155	17,121	(8,966)	-52.4%

Non-interest expense
Salaries and employee benefits	26,037	23,386	2,651	11.3%
Occupancy and equipment	8,207	7,037	1,170	16.6%
Professional fees	2,575	2,060	515	25.0%
Data processing and communications	5,378	5,026	352	7.0%
Federal deposit insurance	1,145	891	254	28.5%
Advertising and promotion	630	504	126	25.0%
Office expense	621	508	113	22.2%
Other real estate owned expense	14	1	13	1300.0%
Core deposit intangible	602	502	100	19.9%
Merger-related expenses	7,803	5,635	2,168	38.5%
Other	3,750	3,144	606	19.3%

Total non-interest expense	56,762	48,694	8,068	16.6%

Income before income tax expense	12,816	30,335	(17,519)	-57.8%
Income tax expense	2,574	4,570	(1,996)	-43.7%

Net income	$10,242	$25,765	$(15,523)	-60.2%

Net income per common share - basic	$1.57	$4.10	$(2.53)	-61.7%
Net income per common share - diluted	$1.55	$4.03	$(2.48)	-61.5%
Weighted average shares outstanding - basic	6,530	6,281	249	4.0%
Weighted average shares outstanding - diluted	6,620	6,388	232	3.6%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2024		2023		Change in Average Balance	Change in Yield/ Rate
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,821,229	6.44%	$1,522,906	6.35%	$298,323	0.09%
Securities
Taxable available-for-sale	175,898	4.75%	47,566	3.46%	128,332	1.29%
Tax-exempt available-for-sale	40,415	2.82%	38,157	2.99%	2,258	-0.17%
Held-to-maturity	162	5.33%	194	5.28%	(32)	0.05%

Securities	216,475	4.39%	85,917	3.26%	130,558	1.13%
Other interest earning assets
Federal funds sold	128,652	4.78%	161,903	5.44%	(33,251)	-0.66%
Other interest-earning assets	19,503	5.31%	18,898	5.71%	605	-0.40%

Other interest-earning assets	148,155	4.85%	180,801	5.47%	(32,646)	-0.62%

Total interest-earning assets	2,185,859	6.13%	1,789,624	6.11%	396,235	0.02%
Total non-earning assets	172,357		138,225

Total assets	$2,358,216		$1,927,849

Interest-bearing liabilities
Checking	$300,728	1.87%	$250,941	1.96%	$49,787	-0.09%
Savings	174,376	2.39%	146,294	2.32%	28,082	0.07%
Money market	489,485	3.45%	353,372	3.72%	136,113	-0.27%
Certificates of deposit	782,647	4.54%	639,547	3.81%	143,100	0.73%

Total interest-bearing deposits	1,747,236	3.56%	1,390,154	3.29%	357,082	0.27%
Non-interest bearing deposits	300,854		258,663		42,191

Total deposits	2,048,090	3.04%	1,648,817	2.78%	399,273	0.26%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,747,236	3.56%	1,390,154	3.29%	357,082	0.27%
Non-interest-bearing deposits	300,854		258,663

Total cost of funds	2,048,090	3.04%	1,648,817	2.78%	399,273	0.26%
Accrued expenses and other liabilities	49,069		44,404
Stockholders’ equity	261,057		234,628

Total liabilities and stockholders’ equity	$2,358,216		$1,927,849

Net interest spread		2.56%		2.81%
Net interest margin		3.28%		3.55%
Net interest margin (FTE) 1, [2]		3.32%		3.60%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,
	2024		2023		Change in Average Balance	Change in Yield/ Rate
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,663,013	6.53%	$1,449,504	6.16%	$213,509	0.37%
Securities
Taxable available-for-sale	109,145	4.51%	43,476	3.08%	65,669	1.43%
Tax-exempt available-for-sale	40,239	2.84%	40,264	2.83%	(25)	0.01%
Held-to-maturity	169	5.27%	197	5.28%	(28)	-0.01%

Securities	149,553	4.06%	83,937	2.96%	65,616	1.10%
Other interest earning assets
Federal funds sold	136,281	5.27%	109,441	5.35%	26,840	-0.08%
Other interest-earning assets	19,337	5.65%	10,064	5.53%	9,273	0.12%

Other interest-earning assets	155,618	5.32%	119,505	5.37%	36,113	-0.05%

Total interest-earning assets	1,968,184	6.25%	1,652,947	5.94%	315,237	0.31%
Total non-earning assets	151,600		122,320

Total assets	$2,119,784		$1,775,267

Interest-bearing liabilities
Checking	$258,462	1.91%	$250,312	1.46%	$8,150	0.45%
Savings	157,538	2.52%	159,175	1.72%	(1,637)	0.80%
Money market	421,934	3.79%	311,478	3.07%	110,456	0.72%
Certificates of deposit	724,060	4.35%	538,343	3.17%	185,717	1.18%

Total interest-bearing deposits	1,561,994	3.61%	1,259,308	2.62%	302,686	0.99%
Non-interest bearing deposits	264,418		248,233

Total deposits	1,826,412	3.09%	1,507,541	2.19%	318,871	0.90%
Borrowings	—	0.00%	2,343	5.01%	(2,343)	-5.01%

Total interest-bearing liabilities (excluding non interest deposits)	1,561,994	3.61%	1,261,651	2.63%	300,343	0.98%
Non-interest-bearing deposits	264,418		248,233

Total cost of funds	1,826,412	3.09%	1,509,884	2.19%	316,528	0.90%
Accrued expenses and other liabilities	43,955		36,856
Stockholders’ equity	249,417		228,527

Total liabilities and stockholders’ equity	$2,119,784		$1,775,267

Net interest spread		2.64%		3.31%
Net interest margin		3.38%		3.93%
Net interest margin (FTE) 1, [2]		3.42%		3.99%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	December 31, 2024		September 30, 2024		Change in Average Balance	Change in Yield/ Rate
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Earning assets
Loans	$1,821,229	6.44%	$1,691,688	6.62%	$129,541	-0.18%
Securities
Taxable available-for-sale	175,898	4.75%	111,633	4.56%	64,265	0.19%
Tax-exempt available-for-sale	40,415	2.82%	40,028	2.85%	387	-0.03%
Held-to-maturity	162	5.33%	164	5.33%	(2)	0.00%

Securities	216,475	4.39%	151,825	4.11%	64,650	0.28%
Other interest earning assets
Federal funds sold	128,652	4.78%	135,164	5.38%	(6,512)	-0.60%
Other interest-earning assets	19,503	5.31%	19,549	5.85%	(46)	-0.53%

Other interest-earning assets	148,155	4.85%	154,713	5.44%	(6,558)	-0.59%

Total interest-earning assets	2,185,859	6.13%	1,998,226	6.33%	187,633	-0.21%
Total non-earning assets	172,357		151,776

Total assets	$2,358,216		$2,150,002

Interest-bearing liabilities
Checking	$300,728	1.87%	$258,728	1.86%	$42,000	0.01%
Savings	174,376	2.39%	159,521	2.57%	14,855	-0.18%
Money market	489,485	3.45%	443,109	3.85%	46,376	-0.40%
Certificates of deposit	782,647	4.54%	721,240	4.50%	61,407	0.04%

Total interest-bearing deposits	1,747,236	3.56%	1,582,598	3.70%	164,638	-0.13%
Non-interest bearing deposits	300,854		269,030		31,824

Total deposits	2,048,090	3.04%	1,851,628	3.16%	196,462	-0.12%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,747,236	3.56%	1,582,598	3.70%	164,638	-0.13%
Non-interest-bearing deposits	300,854		269,030

Total cost of funds	2,048,090	3.04%	1,851,628	3.16%	196,462	-0.12%
Accrued expenses and other liabilities	49,069		43,729
Stockholders’ equity	261,057		254,645

Total liabilities and stockholders’ equity	$2,358,216		$2,150,002

Net interest spread		2.56%		2.64%
Net interest margin		3.28%		3.41%
Net interest margin (FTE) 1, [2]		3.32%		3.45%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2024	2024	2024	2024	2023
	December	September	June	March	December
Return on average assets	0.88%	-0.82%	1.03%	0.89%	1.09%
Return on average equity	7.97%	-6.96%	8.54%	7.27%	8.93%
Return on average tangible equity[1]	8.56%	-7.50%	8.91%	7.60%	9.34%
Net interest margin	3.28%	3.41%	3.44%	3.42%	3.55%
Net interest margin (FTE)[1]	3.32%	3.45%	3.48%	3.58%	3.51%
Adjusted efficiency ratio[1]	62.62%	63.65%	65.90%	67.21%	60.85%
COMMON STOCK DATA
Market value at period end	$34.43	$36.98	$33.10	$30.78	$35.90
Market range:
High	$38.90	$39.12	$33.10	$36.25	$37.60
Low	$33.26	$32.40	$29.15	$29.72	$28.21
Book value per common share at period end	$38.07	$38.18	$38.54	$38.26	$38.04
Tangible book value per common share[1]	$35.45	$35.52	$36.98	$36.65	$36.41
Shares of common stock outstanding (in thousands)	6,883	6,849	6,353	6,320	6,314
CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.52%	13.17%	14.66%	14.31%	14.68%
Tier 1 capital (to risk-weighted assets)	12.34%	12.02%	13.62%	13.26%	13.61%
Tier 1 capital (to average assets)	10.58%	11.44%	12.21%	11.99%	12.29%
Equity to assets	11.20%	11.11%	12.34%	12.16%	12.53%
Tangible equity to tangible assets[1]	10.51%	10.41%	11.90%	11.71%	12.06%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$86	$108	$(15)	$176	$(10)
Annualized net charge-offs (recoveries) to average loans	0.019%	0.026%	-0.004%	0.045%	-0.003%
Nonperforming loans	$26,841	$2,330	$3,198	$2,115	$6,708
Other real estate owned	295	—	—	—	—

Total nonperforming assets	$27,136	$2,330	$3,198	$2,115	$6,708

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.30%	1.27%	1.17%	1.18%	1.19%
Nonperforming loans	88.14%	995.85%	577.36%	880.28%	275.67%
Nonperforming assets	87.18%	995.85%	577.36%	880.28%	275.67%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	1.48%	0.13%	0.20%	0.13%	0.43%

[1]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2024	2024	2024	2024	2023
	December	September	June	March	December
Net (loss) income (annualized)[1]	$20,794	$(17,727)	$20,617	$17,475	$20,956

Average equity[2]	261,057	254,645	241,550	240,230	234,628
Less: intangible assets	(18,013)	(18,241)	(10,044)	(10,154)	(10,275)

Average Tangible Equity	$243,044	$236,404	$231,506	$230,076	$224,353

Return on average tangible equity	8.56%	-7.50%	8.91%	7.60%	9.34%

Net interest income	$18,007	$17,109	$15,968	$15,448	$16,010
Other income	2,027	2,056	2,087	1,985	1,779

Total revenue	20,034	19,165	18,055	17,433	17,789

Non-interest expenses	$12,773	$20,144	$12,009	$11,836	$10,949
Less: core deposit intangible amortization	(228)	(143)	(111)	(120)	(124)
Less: merger-related expenses	—	(7,803)	—	—	—

Total operating expenses	$12,545	$12,198	$11,898	$11,716	$10,825

Adjusted efficiency ratio	62.62%	63.65%	65.90%	67.21%	60.85%

Total Assets	$2,340,233	$2,354,730	$1,983,941	$1,988,001	$1,916,497
Less: intangible assets	(18,013)	(18,241)	(10,044)	(10,154)	(10,275)

Tangible assets	$2,322,220	$2,336,489	$1,973,897	$1,977,847	$1,906,222

Stockholders’ equity	$262,040	$261,502	$244,841	$241,808	$240,211
Less: intangible assets	(18,013)	(18,241)	(10,044)	(10,154)	(10,275)

Tangible equity	$244,027	$243,261	$234,797	$231,654	$229,936

Tangible equity to tangible assets	10.51%	10.41%	11.90%	11.71%	12.06%

Tangible equity	$244,027	$243,261	$234,797	$231,654	$229,936
Shares outstanding (in thousands)	6,883	6,849	6,350	6,320	6,315

Tangible book value per share	$35.45	$35.52	$36.98	$36.65	$36.41

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[2]	Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2024	2024	2024	2024	2023
	December	September	June	March	December
Net interest income	$18,007	$17,109	$15,968	$15,968	$15,448
FTE adjustment[3]	241	211	213	226	224

Net interest income FTE	$18,248	$17,320	$16,181	$16,194	$15,672

Net interest income FTE (annualized)[1]	$72,595	$68,902	$65,078	$65,132	$62,862
Average interest earning assets	2,185,859	1,998,226	1,868,019	1,817,912	1,789,624

Net interest margin FTE	3.32%	3.45%	3.48%	3.58%	3.51%

	Twelve-months ended
	2024	2023
	December	December
Net interest income	$66,532	$65,016
FTE adjustment[3]	852	580

Net interest income FTE	$67,384	$65,596

Net interest income FTE (annualized)[1]	$90,010	$88,024
Average interest earning assets	1,968,184	1,652,947

Net interest margin FTE	4.57%	5.33%

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[3]	Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.